EXHIBIT 3.1
This is to Certify that the annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof.
This certificate is in due form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States.

In testimony whereof, I have hereunto set my hand, in the City of Lansing, this 3rd day of May, 2006
, Director
Bureau of Commercial Services

GOLD SEAL APPEARS ONLY ON ORIGINAL

RECEIVED	FILED

B74E#7461 1217 DRG & FI $2510.00

DEC 1 1987	DEC 16 1987

MICHIGAN DEPT. OF COMMERCE	Administrator MICHIGAN DEPT. OF COMMERCE Corporation & Securities Bureau
ARTICLES OF INCORPORATION
OF
FENTURA BANCORP, INC.
     These Articles of Incorporation are signed by the Incorporator for the purpose of forming a profit corporation under, and in all respects in compliance with, the provisions of Act No. 284 of the Public Acts of the State of Michigan of 1972, as amended, as follows:
403 566
ARTICLE I
     The name of the Corporation is: Fentura Bancorp, Inc.
ARTICLE II
     The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of the State of Michigan, and to act and operate as a bank holding company as permitted by the Federal Bank Holding Company Act of 1956, as amended.
ARTICLE III
     The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is 1,000,000 shares of Common Stock, of the par value of $5.00 per share (“Common Stock”).
     A statement of the designation and the powers and rights, and the qualifications, limitations or restrictions of the above class of capital stock shall be as follows:
     The Corporation has only one class of capital stock, Common Stock of the par value of $5.00 per share, which has full voting rights and powers and all other rights and powers and no qualifications, limitations or restrictions.
ARTICLE IV
Section 1. The street address of the initial registered office of the Corporation is:
One Fenton Square
Fenton, Michigan 48430-0725

GOLD SEAL APPEARS ONLY ON ORIGINAL

Section 2. The mailing address of the initial registered office of the Corporation is:
One Fenton Square
Drawer E
Fenton, Michigan 48430-0725
Section 3. The name of the initial resident agent of the Corporation at the registered office is:
Robert L. Cole
ARTICLE V
     The name and business address of the incorporator is as follows:
Robert L. Cole
One Fenton Square
Drawer E
Fenton, Michigan 48430-0725
ARTICLE VI
     The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with the term of office of the initial Class I directors to expire at the 1989 annual meeting of shareholders, the term of office of the initial Class II directors to expire at the 1990 annual meeting of shareholders and the term of office of the initial Class III directors to expire at the 1991 annual meeting of shareholders. At each succeeding annual meeting of shareholders beginning in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such

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class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year at which his or her term expires and thereafter until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class.
     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.
     Any amendment, change or repeal of this Article VI or any other amendment or change of the Articles of Incorporation that will have the effect of modifying or permitting circumvention of this Article VI, shall require the favorable vote, at a meeting of the shareholders of the Corporation, of the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to shareholders by the affirmative vote of not less than three-fourths of the Board of Directors then in office, and such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Business Corporation Act of the State of Michigan.
ARTICLE VII
     The directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corpora-

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tion not inconsistent with the provisions of the Articles of Incorporation, or any amendment thereto. The affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote shall be required for the approval and adoption of any amendment, alteration, change, addition to or repeal of the Bylaws of the Corporation proposed by any shareholder of the Corporation.
     Any amendment, change or repeal of this Article VII, or any other amendment of the Articles of Incorporation that will have the effect of modifying or permitting circumvention of this Article VII, shall require the favorable vote, at a meeting of the shareholders of the Corporation, of the holders of a least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to shareholders by the affirmative vote of not less than three-fourths of the Board of Directors, and such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Business Corporation Act of the State of Michigan.
ARTICLE VIII
Section 1. The affirmative vote of (i) the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote and (ii) the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote excluding for purposes of determining the affirmative vote required by this clause (ii) all such shares of which a “Related Person” (as hereinafter defined) shall be a “Beneficial Owner” (as hereinafter defined), shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) involving a Related Person; provided, however, that the foregoing voting requirements set forth in clauses (i) and (ii) above shall not be applicable, and the provisions of Michigan law relating to the requisite percentage of shareholder approval, if any, determined without regard to this Article VIII shall apply to any such Business Combination if:
          (A) The “Continuing Directors” of the Corporation (as hereinafter defined) by a three-fourths vote thereof have expressly approved the Business Combination either in advance or subsequent to the acquisition of outstanding shares of capital stock of the Corporation that caused the Related Person to become a Related Person; or

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          (B) If each of the following conditions are satisfied:
     (1) The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received per share of any class or series of capital stock of the Corporation in the Business Combination by holders of such capital stock of the Corporation, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” (as these terms are hereinafter defined), paid or to be paid by the Related Person in acquiring any of such class or series of the capital stock of the Corporation outside of such Business Combination; and
     (2) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all shareholders of the Corporation for the purpose of soliciting shareholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Corporation other than any Related Person.
Section 2. For purpose of this Article VIII:
          (A) The term “Business Combination” means (i) any merger, consolidation or share exchange of the Corporation or any of its subsidiaries into or with any member of any Related Person, in each case irrespective of which corporation or company is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any member of any Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its subsidiaries; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or series of related

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transactions) of all or a Substantial Part of the assets of any member of any Related Person; (iv) the issuance or transfer of any securities, or of any rights, warrants or options to acquire any securities, of the Corporation or any of its subsidiaries by the Corporation or any of its subsidiaries to any member of any Related Person (other than an issuance or transfer of securities, or of any rights, warrants or options to acquire any securities, which is effected on a pro rata basis to all shareholders of the Corporation); (v) the acquisition by the Corporation or any of its subsidiaries of any securities, or of any rights, warrants or options to acquire any securities, of any member of any Related Person; and (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.
     (B) The term “Related Person” shall mean any individual, corporation, partnership or other person or entity, including any member of a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as in effect at the date of the filing of the Articles of Incorporation of the Corporation; such Act and such Rules and Regulations promulgated thereunder, collectively and as so in effect, being hereinafter referred to as the “Exchange Act”), and any “Affiliate” or “Associate” (as defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or entity that, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with their Affiliates and Associates, are “Beneficial Owners” (as defined in Rule l3d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class or series of capital stock of the Corporation.
     (C) The term “Substantial Part” shall mean more than 10% of the fair market value, as determined by three-fourths of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.
     (D) For the purposes of subparagraph (B)(1) of Section 1 of this Article VIII, the term “other consideration to be received” shall include, without limitation, Common Stock or other capital stock of the Corporation retained by shareholders of the Corporation other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

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     (E) The term “Continuing Director” shall mean a director who either (i) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (ii) has been designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.
     (F) A “Related person” shall be deemed to have acquired a share of the capital stock of the Corporation at the time when such Related Person became a Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is aggregated with that of a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by the Continuing Directors, such price shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became a Beneficial Owner thereof.
     (G) The terms “Highest Per Share Price” and “Highest Equivalent Price” as used in this Article VIII shall mean the following: If there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time or to have been agreed to be paid, by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by three-fourths of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent for each such class or series of the highest price that can be determined to have been paid at any time, or to have been agreed to be paid, by the Related Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all acquisitions by the Related Person shall be taken into account regardless of whether the shares were acquired before or after the Related Person became a Related Person. The Highest Per Share Price and the Highest Equivalent Price shall also include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by the Related Person with respect to the shares of capital stock of the Corporation acquired by the Related Person.

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Section 3. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article VIII on the basis of information then known to it (i) whether any person is an Affiliate or Associate of another person, (ii) the extent to which any person is the Beneficial Owner of Shares of any class or series of capital stock of the Corporation, (iii) whether any proposed sale, lease, exchange or other disposition of part of the properties or assets of the Corporation involves a Substantial Part of the properties or assets of the Corporation, (iv) the value of the Highest Per Share Price and Highest Equivalent Price, and (v) whether a proposed transaction is subject to the provisions of this Article VIII and such other matters with respect to which a determination is required under this Article VIII. Any such determination by the Board shall be conclusive and binding for all purposes of this Article VIII.
Section 4. The affirmative vote required by this Article VIII is in addition to the vote of the holders of any class or series of capital stock of the Corporation otherwise required by law, the Articles of Incorporation, any resolution that has been adopted by the Board of Directors providing for the issuance of a class or series of capital stock or any agreement between the Corporation and any securities exchange.
Section 5. Any amendment, change or repeal of this Article VIII, or any other amendment of the Articles of Incorporation that will have the effect of modifying or permitting circumvention of this Article VIII, shall require the favorable vote, at a meeting of the shareholders of the Corporation, of (i) the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote and (ii) a majority of the outstanding shares of capital stock of the Corporation entitled to vote of which a Related Person is not a Beneficial Owner; provided however, that this Section 5 shall not apply to, and such 75% and majority vote shall not be required for, any such amendment, change or repeal recommended to shareholders by the affirmative vote of not less than three- fourths of the Continuing Directors, and such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Business Corporation Act of the State of Michigan.
ARTICLE IX
     The Corporation shall be, and is hereby declared to be, subject to the provisions of Chapter 7a of the Business Corporation Act of the Sate of Michigan, as enacted through the adoption of Act No. 115 of the Public Acts of the State of Michigan of 1984, and as the same may be amended from

GOLD SEAL APPEARS ONLY ON ORIGINAL

time to time. The requirements therein provided and made applicable with respect to the Corporation shall be in addition to all other requirements of law and other provisions of the Articles of Incorporation, or any amendment thereto.
ARTICLE X
     A director of this Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for a breach of the director’s fiduciary duty, except in the event of any of the following:
(a)	A breach of the director’s duty of loyalty to the Corporation or its shareholders.

(b)	Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

(c)	A violation of Section 551(1) of the Business Corporation Act of the State of Michigan, as amended.

(d)	A transaction from which the director derived an improper personal benefit.

(e)	Acts or omissions occurring before the date that these Articles of Incorporation become effective upon filing with the appropriate agency of the State of Michigan.
     The undersigned Incorporator signs his name this 30th day of November, 1987.

/s/ Robert L. Cole
Robert L. Cole

86135 — 0001
BJKT0399

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DOCUMENT WILL BE RETURNED TO NAME AND MAILING
ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.

Melinda K. Johnson Miller, Canfield, Paddock & Stone	Name of person or organization remitting fees:
1400 N. Woodward, P.O. Box 2014 Bloomfield Hills, MI 48303-2014

Preparer’s name and business telephone number:

( )

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MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES CORPORATION SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received	ADJUSTED TO AGREE WITH BUREAU RECORDS	(FOR BUREAU USE ONLY)
MAR 25 1997	ADJUSTED TO AGREE WITH BUREAU RECORDS	FILED MAR 26 1997 Administrator MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
David D. Warner Jaffe, Raitt, Heuer & Weiss, P.C. 1 Woodward Ave Ste 2400 Detroit, MI 48226-3418
EFFECTIVE DATE:
G Document will be returned to the name and address you enter above G
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is: Fentura Bancorp, Inc.

2.	The identification number assigned by the Bureau is: 403 — 566

3.	The location of the registered office is:

One Fenton Square, Fenton, Michigan 48430 — 0725

4.	Article III of the Articles of Incorporation is hereby amended to read as follows:
Article III
     The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is 2,000,000 shares of Common Stock (“Common Stock”), all of which will be of the same class, with full voting rights and powers and all other rights and powers and no qualifications, limitations or restrictions.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5.	(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , 19___, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
Signed this            day of                     , 19

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

6.	(For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 19th day of March, 1997 by the shareholders is a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)
☑	at a meeting. The necessary votes were cast in favor of the amendment.

☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐	by written consent of all the shareholders of members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

Signed this 20th day of March, 1997
By:	/s/ Donald L. Grill
(Signature of President, Vice-President, Chairperson or Vice-Chairperson) Donald L. Grill, President

GOLD SEAL APPEARS ONLY ON ORIGINAL

Michigan Department of Consumer and Industry Services
Filing Endorsement
This is to Certify that the CERTIFICATE OF AMENDMENT — CORPORATION for
FENTURA BANCORP, INC.
ID NUMBER: 403566
received by facsimile transmission on May 8, 2000 is hereby endorsed
Filed on May 9, 2000 by the Administrator.
The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 9th day of May, 2000.

, Director

Corporation, Securities and Land Development Bureau

GOLD SEAL APPEARS ONLY ON ORIGINAL

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received	(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
David D. Warner
Address
One Woodward Avenue, Suite 2400
City	State	Zip Code
Detroit,	MI	48226-3418	EFFECTIVE DATE:
ÇDocument will be returned to the name and address you enter above. È
If left blank document will be mailed to the registered office.
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1.	The present name of the corporation is: Fentura Bancorp, Inc.

2.	The identification number assigned by the Bureau is: 403 — 566

3.	Article III of the Articles of Incorporation is hereby amended to read as follows:
ARTICLE III
     The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is 5,000,000 shares of Common Stock (“Common Stock”), all of which will be of the same class, with full voting rights and powers and all other rights and powers and no qualifications, limitations or restrictions.

GOLD SEAL APPEARS ONLY ON ORIGINAL

COMPLETE ONLY ONE OF THE FOLLOWING:
4.	(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the                      day of                      19___, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
    Signed this                      day of                     , 19

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)
5.	(For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the 26th day of April, 2000 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)
☑	at a meeting the necessary votes were cast in favor of the amendment.

☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐	by the board of a profit corporation pursuant to section 611(2).

Profit Corporations		Nonprofit Corporations

Signed this 28th day of April 2000		Signed this ____ day of 19 ____

By	/s/ Donald L. Grill	By

	(Signature of an authorized officer or agent)	(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Donald L. Grill, President

	(Type or Print Name)	(Type or Print Name) (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

Michigan Department of Consumer and Industry Services
Filing Endorsement
This is to Certify that the CERTIFICATE OF AMENDMENT— CORPORATION for
FENTURA FINANCIAL, INC.
ID NUMBER: 403566
received by facsimile transmission on April 30, 2002 is hereby endorsed
Filed on May 1, 2002 by the Administrator.
The document is effective on the date filed, unless a
subsequent effective date within 90 days after
received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 1st day of May, 2002.
, Director
Bureau of Commercial Services

GOLD SEAL APPEARS ONLY ON ORIGINAL Sent by facsimile Transmission (Illegible)

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
VARNUM, RIDDERING, SCHMIT & HOWETT LLP
Address
P.O. BOX 352
City	State	Zip Code
GRAND RAPIDS	MI	49501-0352	EFFECTIVE DATE:
Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1.	The present name of the corporation is: FENTURA BANCORP, INC.

2.	The identification number assigned by the Bureau is: 403566

3.	Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the Corporation is Fentura Financial, Inc.

GOLD SEAL APPEARS ONLY ON ORIGINAL

COMPLETE ONLY ONE OF THE FOLLOWING:
4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the                      day of                     ,                     , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
Signed this                      day of                     ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)
5.	(For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the 24th day of April, 2002, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)
☑	at a meeting the necessary votes were cast in favor of the amendment.

☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐	by the board of a profit corporation pursuant to section 611(2).

	Profit Corporations		Nonprofit and Professional Service Corporations

Signed this 24th day of APRIL, 2002			Signed this day of ,

By	/s/ Donald L. Grill	By

	(Signature of an authorized officer or agent)		(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

DONALD L. GRILL, PRESIDENT

	(Type or Print Name)		(Type or Print Name) (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

Michigan Department of Consumer and Industry Services
Filing Endorsement
This is to Certify that the MERGER DOCUMENT
for
FENTURA FINANCIAL, INC.
ID NUMBER: 403566
received by facsimile transmission on March 29, 2004 is hereby endorsed filed on April 2, 2004 by the Administrator. The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my
hand and affixed the Seal of the Department,
in the City of Lansing, this 2nd day
of April, 2004.

, Director
Bureau of Commercial Services

GOLD SEAL APPEARS ONLY ON ORIGINAL
Sent by Facsimile Transmission 04093

MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
MICHELE M. CARLSON
Address			EFFECTIVE DATE: Expiration date for new assumed names: December 31, Expiration date for transferred assumed names appear in Item 6
P.O. BOX 352
City	State	Zip Code
GRAND RAPIDS	MI	49501-0352
Document will be returned to the name and address you enter above.
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CERTIFICATE OF MERGER
For use by Parent and Subsidiary Profit Corporations
(Please read information and instructions on last page)
Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:
1. a.	The name of each constituent corporation and its identification number is:

Fentura Financial, Inc. 403566

West Michigan Financial Corporation 428673
b.	The name of the surviving corporation and its identification number is:

Fentura Financial, Inc. 403566
c.	For each subsidiary corporation, state:

	Number of outstanding	Number of shares owned by the
Name of corporation	shares in each class	parent corporation in each class

West Michigan Financial Corporation	1,000 Shares Common	1,000 Shares Common
	$1.00 Par Value	$1.00 Par Value

GOLD SEAL APPEARS ONLY ON ORIGINAL

d.	The manner and basis of converting the shares of each constituent corporation is as follows: There will be no conversion of shares. On the Effective Date of Merger each share of common stock of West Michigan Financial Corporation stock will be cancelled and each share of Fentura Financial, Inc. stock will remain issued and outstanding.
e.	The amendments to the Articles or a Restatement of the Articles of Incorporation of the surviving corporation to be effected by the merger are as follows: There shall be no amendments to or restatement of the Articles of Incorporation of the Surviving Corporation effected by the Plan of Merger.
f.	Other provisions with respect to the merger are as follows:

NONE

GOLD SEAL APPEARS ONLY ON ORIGINAL

2.	This merger is permitted by the state or country under whose law it is Incorporated and each foreign corporation has complied with that law in effecting the merger.

3.	(Delete if not applicable)

The consent to the merger by the shareholders of the subsidiary corporation was obtained pursuant to its Articles of Incorporation. (Such consent is necessary if the Articles of Incorporation require approval of the merger by the vote of the holders of more than the percentage of the shares owned by the parent corporation.)

4.	(Delete if not applicable)

The consent to the merger by the shareholders of the parent corporation was obtained (Such consent is necessary if its Articles of Incorporation require shareholder approval of the merger, the plan of merger amends its Articles of Incorporation, or a subsidiary is to be the surviving corporation.)

5.	(Complete only if an effective date is desired other than the date of filing) The merger shall be effective the day of , .

Signed this 22nd day of March, 2004

Fentura Financial, Inc.
(Name of parent corporation)

By	/s/ Donald L. Grill
(Signature of an authorized officer or agent)

Donald L. Grill, President
(Type or Print Name)

Certificate of Merger Fentura and West Michigan Financial_1

GOLD SEAL APPEARS ONLY ON ORIGINAL

Michigan Department of Labor & Economic Growth
Filing Endorsement
This is to Certify that the CERTIFICATE OF AMENDMENT — CORPORATION for
FENTURA FINANCIAL, INC.
ID NUMBER: 403566
received by facsimile transmission on January 23, 2009 is hereby endorsed Filed on January 23, 2009 by the Administrator.
The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 23RD day of January, 2009.
, Director
Bureau of Commercial Services

Sent by Facsimile Transmission 09023

MICHIGAN DEPARTMENT OF LABOUR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Joseph B. Hemker, Esq., Howard & Howard Attorneys PLLC
Address
151 8. Ross Street, Suite 800
City	State	Zip Code
Kalamazoo	MI	49007	EFFECTIVE DATE:
Ç Document will be returned to the name and address you enter above. È
If left blank document will be mailed to the registered office.
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)
Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1. The present name of the corporation is: FENTURA FINANCIAL, INC.
2. The identification number assigned by the Bureau is: 403566
3. Article III of the Articles of Incorporation is hereby amended to read as follows:
     See Exhibit A attached hereto.

COMPLETE ONLY ONE OF THE FOLLOWING:
4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of Incorporators before the first meeting of the board of directors or trustees.
The foregoing amendment to the Articles of Incorporation was duly adopted on the                      day of                     ,                     , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
                                        Signed this                      day of                                                 ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)
5. Profit Corporation Only: Shareholder or Board Approval
The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 23rd day of January, 2009, by the: (check one of the following)
☑	shareholders at a meeting in accordance with Section 611(3) of the Act.

☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 23rd day of January, 2009

By	/s/ Donald L. Grill
(Signature of an authorized officer or agent)

Donald L. Grill, President
(Type or Print Name)

EXHIBIT A
FENTURA FINANCIAL, INC.
AMENDMENT TO ARTICLES OF INCORPORATION
ARTICLE III
     The total number of shares of all classes of the capital stock which the Corporation has authority to issue is 5,200,000, which shall be divided into a class of 5,000,000 shares of common stock and a class of 200,000 shares of preferred stock.
Preferred Stock
     Subject to the limitations and restrictions set forth in this Article III, the board of directors is authorized and empowered at any time, and from time to time, to designate and issue any authorized and unissued preferred stock (whether or not previously designated as shares of a particular series, and including preferred stock of any series issued and thereafter acquired by the Corporation) as shares of one or more series, hereby or hereafter to be designated. Each different series of preferred stock may vary as to dividend rate, redemption price, liquidation price, voting rights and conversion rights, if any, all of which shall be fixed as hereinafter provided. Each series of preferred stock issued hereunder shall be so designated as to distinguish the shares thereof from the shares of the other series and classes. All preferred stock of any one series shall be alike in every particular.
     The rights, qualifications, limitations or restrictions or each series of preferred stock shall be as stated and expressed in the resolution or resolutions adopted by the board of directors which provides for the issuance of such series, which resolutions may include, but shall not be limited to, the following:
(i)	The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

(ii)	The rate of the dividends thereon and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or any other series of preferred stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and if cumulative, the date or dates from which dividends shall accumulate;

(iii)	The amount per share, if any, which the holders of preferred stock of such series shall be entitled to receive, in addition to any dividends accrued and unpaid thereon, (a) upon the redemption thereof, plus the premium payable upon redemption, if any; or (b) upon the voluntary liquidation, dissolution or winding up of the Corporation; or (c) upon the involuntary liquidation, dissolution or winding up of the Corporation;

(iv)	The conversion or exchange rights, if any, of such series, including without limitation, the price or prices, rate or rates, provision for the adjustment thereof (including provisions for protection against the dilution or impairment of such rights), and all other terms and conditions upon which preferred stock constituting such series may be convertible into, or exchangeable for shares of any other class or classes or series;

(v)	Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed;

(vi)	Whether the shares of such series shall be subject to the operation of a purchase, retirement, or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

(vii)	The voting rights per share, if any, of each such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series) shall be entitled to vote separately as a single class, upon any merger, share exchange or other transaction of the Corporation, or upon any other matter, including (without limitation) the elections of one or more additional directors of the Corporation in case of dividend arrearage or other specified events; and

(viii)	Whether the issuance of any additional shares of such series, or of any shares of any other series shall be subject to restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of these articles of incorporation.
Common Stock
     No shares of common stock shall be entitled to any preferences, and each share of common stock shall be equal to every other share of such class of stock in every respect. At all meetings of shareholders of the Corporation, the holders of the common stock shall be entitled to one vote for each share of common stock held by them of record.

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